Exhibit 99.1

SPX Reports Second Quarter 2016 Results

Q2 GAAP EPS of $(0.33); Adjusted EPS* of $0.26
Strong Margin Performance in HVAC Segment and Transformer Business
Reaffirming Full-Year Guidance Range

CHARLOTTE, N.C., August 4, 2016 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended July 2, 2016.

To provide clarity to its operating results, the company reports “Core” and “Base Power” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Additionally, an adjustment to the gain on the sale of the company’s Dry Cooling business and non-service pension items have been adjusted out of operating income and earnings per share.

Second quarter 2016 GAAP Earnings Per Share include the effect an $18.1 million, or $0.44 per share, impact related to redeemable non-controlling interest, resulting from an arbitration decision regarding the value of a minority interest ownership stake held by a South African investor in a South African subsidiary of SPX. SPX expects no material change to the operational performance or risk profile of the South African projects, or the total future cash outflows of the South African entities, as a result of the arbitration decision. Our calculation of adjusted earnings per share excludes the impact of this $18.1 million.

Gene Lowe, President and CEO, said “We are pleased with the second quarter and year-to-date performance of our HVAC and Detection & Measurement segments and our Transformer business, as well as our solid cash flow generation during the quarter. While we have more work to do, SPX is well-positioned to continue delivering on our value creation objectives and we are reaffirming our guidance range for the full-year 2016.”

Mr. Lowe continued “Over the coming years, we expect the operating income, margins and earnings per share of our company to improve significantly as we continue to drive greater efficiencies and growth in our strategic platforms, while taking actions to eliminate the effect of challenging power market conditions on our company’s earnings profile.”

Second Quarter 2016 Overview:

For the second quarter of 2016 the company reported revenue of $412.9 million and operating income of $9.7 million, compared with $459.4 million and an $8.7 million loss, respectively, in the second quarter of 2015. Net loss per share from continuing operations was $0.33.

SPX Core revenue* was $393.3 million and adjusted operating income* was $16.7 million, compared with $432.9 million and $18.5 million, respectively, in the second quarter of 2015. Adjusted earnings per share* for the second quarter of 2016 were $0.26.

Second Quarter Financial Comparisons:
GAAP Results†:

($ millions)	Q2 2016	Q2 2015	2016 YTD	2015 YTD
Revenue	$412.9	$459.4	$802.2	$835.7
Segment Income	27.4	24.8	48.8	35.2
Operating Income (Loss)	9.7	(8.7)	30.0	(53.3)
Adjusted Results†:

($ millions)	Q2 2016	Q2 2015	2016 YTD	2015 YTD
Core Revenue*	$393.3	$432.9	$762.1	$795.2
Core Segment Income*	30.3	33.1	55.1	51.9
Adjusted Operating Income*	16.7	18.5	27.6	16.9
†The results of SPX FLOW, Inc. are recorded in discontinued operations.
*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.
HVAC

Revenue for Q2 2016 was $121.9 million, compared with $118.3 million in Q2 2015, an increase of 3.0%. Excluding the effect of currency fluctuations, organic revenue* increased 4.5%, driven primarily by higher sales of cooling products.

Segment Income was $17.1 million, or 14.0% of revenue, in Q2 2016, compared with $13.0 million, or 11.0% of revenue, in Q2 2015. The increase in Segment Income margins of approximately 300 basis points was driven by the organic revenue growth and operational efficiencies within the heating and cooling businesses.

Detection & Measurement

Revenue for Q2 2016 was $60.1 million, compared with $58.2 million in Q2 2015, an increase of 3.3%. Excluding the effect of currency fluctuations, organic revenue* increased 5.0% reflecting higher sales across multiple product lines within the segment.

Segment Income was $12.1 million, or 20.1% of revenue, in Q2 2016, compared with $10.2 million, or 17.5% of revenue, in Q2 2015. Segment Income margins increased approximately 260 basis points due to the organic revenue growth and a more favorable product sales mix.

Power

Revenue for Q2 2016 was $230.9 million, compared with $282.9 million in Q2 2015, a decrease of 18.4%. The decline is primarily due to the disposition of the Dry Cooling business and lower sales of power generation products and services.

Segment Loss was $1.8 million, or (0.8%) of revenue, in Q2 2016, compared with Segment Income of $1.6 million, or 0.6% of revenue, in Q2 2015. The reduction was due to losses in our power generation business, which more than offset the stronger margin and profit performance in our Transformer business.

Base Power

Base Power revenue* for Q2 2016 was $211.3 million, compared with $256.4 million in Q2 2015, a decrease of 17.6%. Excluding the effect of currency and the disposition of the Dry Cooling business, organic revenue* decreased 6.5% due to lower sales of power generation products and services.

Base Power income* was $1.1 million, or 0.5% of revenue, in Q2 2016, compared with $9.9 million, or 3.9% of revenue, in Q2 2015. The reduction was due to losses in our power generation business, which more than offset the stronger margin and profit performance in our Transformer business.

South African Projects

Revenue attributable to the South African projects was $19.6 million in the second quarter of 2016 compared with $26.5 million in the second quarter of 2015. South African project losses recorded in our Power segment in Q2 2016 were $2.9 million, compared with a loss of $8.3 million in the second quarter of 2015.

Financial Update:

As of July 2, 2016, SPX had total outstanding debt of $373.9 million and total cash and equivalents of $102.0 million. During the second quarter of 2016, free cash flow from continuing operations* totaled $20.6 million and included cash used for the South African projects of $11.3 million. Net leverage as calculated under the company’s bank credit agreement was 2.3x, in line with our stated target range of 1.5-2.5x.

Reaffirming 2016 Guidance:

SPX is reaffirming its 2016 guidance for Core revenue* in a range of $1.5 to $1.7 billion, Core Segment Income margin* in a range of 9% to 10%, adjusted Operating Income* in a range of $80 to $100 million and adjusted earnings per share* in a range of $0.95 to $1.25.

Segment performance on a year-over-year basis is expected to be as follows:

	Revenue Growth	Segment Income Margin %
HVAC	Lower end of long-term target of 2-4%	Approaching 16%
Detection & Measurement	In line with long-term target of 2-6%	At least 100 bps increase
Base Power	Modest increase in Transformer business more than offset by decline in power generation, including the effect of the sale of Dry Cooling	At least 150 bps improvement in Transformer business margin; Further challenges in power generation operating environment
Note: Changes in guidance highlighted in bold

Lowe continued, “With a solid first half performance and visibility into the second half, based on committed backlog and consistent order intake rates, we believe SPX remains well-positioned for a strong full-year 2016 performance. Our midpoint guidance assumes a continuation of the trends we saw in the first half of the year, with strong performances from our HVAC segment and Transformer business, while our power generation business continues to face a challenging environment.”

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended July 2, 2016 with the Securities and Exchange Commission on or before August 11, 2016. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.
Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results and 2016 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 48761859

A replay of the call will be available by telephone through Thursday, August 11th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 48761859

Upcoming Investor Events:  SPX plans to meet with investors in August during roadshows and will participate in the Vertical Research Partners Industrial Conference in Westbrook, Connecticut on September 7, 2016.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenue in 2015 and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company's documents filed with the Securities and Exchange Commission, including the company's annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, "expect," "anticipate," "project" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company's existing operations and complement of businesses, which are subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.
SOURCE SPX Corporation.
Investor Contact:
Paul Clegg, Vice President, Finance and Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Media and Customer Contact:
Vivek Dhir, Vice President, Global Marketing and Business Development
Phone: 980-474-3703
E-mail: vivek.dhir@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Revenues	$412.9	$459.4	$802.2	$835.7
Costs and expenses:
Cost of products sold	318.1	363.4	617.6	665.2
Selling, general and administrative	81.0	100.7	163.2	215.6
Intangible amortization	0.9	1.2	1.8	2.6
Special charges, net	2.0	2.8	2.3	5.6
Impairment of intangible assets	—	—	4.0	—
Gain (loss) on sale of dry cooling business	(1.2)	—	16.7	—
Operating income (loss)	9.7	(8.7)	30.0	(53.3)

Other income (expense), net	(0.5)	1.7	0.3	(2.9)
Interest expense	(3.8)	(6.5)	(7.3)	(12.2)
Interest income	0.2	0.4	0.4	1.0
Equity earnings in joint ventures	0.4	0.5	0.8	0.5
Income (loss) from continuing operations before income taxes	6.0	(12.6)	24.2	(66.9)
Income tax (provision) benefit	(2.6)	0.8	(6.1)	14.1
Income (loss) from continuing operations	3.4	(11.8)	18.1	(52.8)

Income from discontinued operations, net of tax	—	48.7	—	80.1
Loss on disposition of discontinued operations, net of tax	(0.4)	(0.5)	(1.5)	(0.9)
Income (loss) from discontinued operations, net of tax	(0.4)	48.2	(1.5)	79.2

Net income	3.0	36.4	16.6	26.4
Less: Net loss attributable to redeemable noncontrolling interests	(1.0)	(2.5)	(0.4)	(5.4)
Net income attributable to SPX Corporation common shareholders	$4.0	$38.9	$17.0	$31.8
Adjustment related to redeemable noncontrolling interest	(18.1)	—	(18.1)	—
Net income (loss) attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(14.1)	$38.9	$(1.1)	$31.8

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income (loss) from continuing operations, net of tax	$(13.7)	$(9.7)	$0.4	$(48.1)
Income (loss) from discontinued operations, net of tax	(0.4)	48.6	(1.5)	79.9
Net income (loss)	$(14.1)	$38.9	$(1.1)	$31.8

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.33)	$(0.24)	$0.01	$(1.19)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	1.20	(0.04)	1.97
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.34)	$0.96	$(0.03)	$0.78

Weighted-average number of common shares outstanding — basic	41.594	40.602	41.443	40.553

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.33)	$(0.24)	$0.01	$(1.19)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	1.20	(0.04)	1.97
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.34)	$0.96	$(0.03)	$0.78

Weighted-average number of common shares outstanding — diluted	41.594	40.602	41.754	40.553

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 2,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and equivalents	$102.0	$101.4
Accounts receivable, net	340.5	367.0
Inventories, net	181.5	170.7
Other current assets	36.2	36.1
Assets held for sale	—	107.1
Total current assets	660.2	782.3
Property, plant and equipment:
Land	16.3	16.3
Buildings and leasehold improvements	123.3	120.4
Machinery and equipment	362.0	357.2
	501.6	493.9
Accumulated depreciation	(288.2)	(274.4)
Property, plant and equipment, net	213.4	219.5
Goodwill	343.7	342.8
Intangibles, net	146.3	154.2
Other assets	623.5	629.6
Deferred income taxes	51.8	50.9
TOTAL ASSETS	$2,038.9	$2,179.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$148.8	$176.9
Accrued expenses	383.2	403.7
Income taxes payable	4.2	1.7
Short-term debt	21.5	22.1
Current maturities of long-term debt	17.9	9.1
Liabilities held for sale	—	41.3
Total current liabilities	575.6	654.8

Long-term debt	334.5	340.6
Deferred and other income taxes	48.7	55.2
Other long-term liabilities	807.5	820.4
Total long-term liabilities	1,190.7	1,216.2

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,583.2	2,649.6
Retained earnings	914.8	897.8
Accumulated other comprehensive income	242.2	283.3
Common stock in treasury	(3,468.6)	(3,486.3)
Total SPX Corporation shareholders’ equity	272.6	345.4
Noncontrolling interests	—	(37.1)
Total equity	272.6	308.3
TOTAL LIABILITIES AND EQUITY	$2,038.9	$2,179.3

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	July 2, 2016	June 27, 2015	Δ	%/bps	July 2, 2016	June 27, 2015	Δ	%/bps
HVAC reportable segment

Revenues	$121.9	$118.3	$3.6	3.0%	$233.5	$226.0	$7.5	3.3%
Gross profit	41.1	33.9	7.2		80.5	67.1	13.4
Selling, general and administrative expense	23.9	20.8	3.1		47.3	41.0	6.3
Intangible amortization expense	0.1	0.1	—		0.2	0.2	—
Income	$17.1	$13.0	$4.1	31.5%	$33.0	$25.9	$7.1	27.4%
as a percent of revenues	14.0%	11.0%		300 bps	14.1%	11.5%		260 bps

Detection & Measurement reportable segment

Revenues	$60.1	$58.2	$1.9	3.3%	$115.5	$110.1	$5.4	4.9%
Gross profit	28.3	25.1	3.2		54.2	47.7	6.5
Selling, general and administrative expense	16.0	14.7	1.3		30.7	28.2	2.5
Intangible amortization expense	0.2	0.2	—		0.4	0.4	—
Income	$12.1	$10.2	$1.9	18.6%	$23.1	$19.1	$4.0	20.9%
as a percent of revenues	20.1%	17.5%		260 bps	20.0%	17.3%		270 bps

Power reportable segment

Revenues	$230.9	$282.9	$(52.0)	(18.4)%	$453.2	$499.6	$(46.4)	(9.3)%
Gross profit	25.4	36.5	(11.1)		49.7	55.2	(5.5)
Selling, general and administrative expense	26.6	34.0	(7.4)		55.8	63.0	(7.2)
Intangible amortization expense	0.6	0.9	(0.3)		1.2	2.0	(0.8)
Income (Loss)	$(1.8)	$1.6	$(3.4)	(212.5)%	$(7.3)	$(9.8)	$2.5	25.5%
as a percent of revenues	(0.8)%	0.6%		-140 bps	(1.6)%	(2.0)%		40 bps

Consolidated Revenues	$412.9	$459.4	$(46.5)	(10.1)%	$802.2	$835.7	$(33.5)	(4.0)%
Consolidated Segment Income	27.4	24.8	2.6	10.5%	48.8	35.2	13.6	38.6%
as a percent of revenues	6.6%	5.4%		120 bps	6.1%	4.2%		190 bps

Total income for reportable segments	$27.4	$24.8	$2.6		$48.8	$35.2	$13.6
Corporate expense	8.2	26.2	(18.0)		19.1	56.9	(37.8)
Pension and postretirement expense	2.8	0.5	2.3		3.8	1.0	2.8
Long-term incentive compensation expense	3.5	4.0	(0.5)		6.3	25.0	(18.7)
Impairment of intangible assets	—	—	—		4.0	—	4.0
Special charges, net	2.0	2.8	(0.8)		2.3	5.6	(3.3)
Gain (loss) on sale of dry cooling business	(1.2)	—	(1.2)		16.7	—	16.7
Consolidated operating income (loss)	$9.7	$(8.7)	$18.4	211.5%	$30.0	$(53.3)	$83.3	156.3%
as a percent of revenues	2.3%	(1.9)%		420 bps	3.7%	(6.4)%		1010 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Cash flows from (used in) operating activities:
Net income	$3.0	$36.4	$16.6	$26.4
Less: Income (loss) from discontinued operations, net of tax	(0.4)	48.2	(1.5)	79.2
Income (loss) from continuing operations	3.4	(11.8)	18.1	(52.8)
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	2.0	2.8	2.3	5.6
Gain on asset sales	—	(1.2)	—	(1.2)
(Gain) loss on sale of dry cooling business	1.2	—	(16.7)	—
Impairment of intangible assets	—	—	4.0	—
Deferred and other income taxes	0.4	(5.6)	1.7	(8.1)
Depreciation and amortization	7.0	10.6	14.2	21.0
Pension and other employee benefits	4.8	5.3	8.7	11.3
Long-term incentive compensation	3.5	4.0	6.3	25.0
Other, net	(0.4)	—	1.4	1.5
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	0.7	(76.4)	26.6	(91.3)
Inventories	7.0	2.3	(17.4)	(35.2)
Accounts payable, accrued expenses and other	(5.1)	43.3	(82.3)	(17.7)
Cash spending on restructuring actions	(1.6)	(2.6)	(4.9)	(3.8)
Net cash from (used in) continuing operations	22.9	(29.3)	(38.0)	(145.7)
Net cash from (used in) discontinued operations	(0.1)	38.5	(1.4)	46.1
Net cash from (used in) operating activities	22.8	9.2	(39.4)	(99.6)

Cash flows from (used in) investing activities:
Net proceeds from sale of dry cooling business	—	—	45.9	—
Proceeds from asset sales	0.1	2.0	0.1	2.0
Increase in restricted cash	(1.7)	—	(1.7)	—
Capital expenditures	(2.3)	(4.0)	(4.3)	(6.8)
Net cash from (used in) continuing operations	(3.9)	(2.0)	40.0	(4.8)
Net cash used in discontinued operations	—	(9.4)	—	(21.1)
Net cash from (used in) investing activities	(3.9)	(11.4)	40.0	(25.9)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	36.1	129.0	65.0	325.0
Repayments under senior credit facilities	(45.8)	(105.2)	(65.0)	(224.2)
Borrowings under trade receivables financing arrangement	—	25.0	20.0	95.0
Repayments under trade receivables financing arrangement	—	(63.0)	(20.0)	(88.0)
Net borrowings (repayments) under other financing arrangements	(7.0)	2.7	(0.6)	1.1
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.1	(0.1)	(1.6)	(5.3)
Dividends paid	—	(15.3)	—	(30.4)
Net cash from (used in) continuing operations	(16.6)	(26.9)	(2.2)	73.2
Net cash used in discontinued operations	—	(0.4)	—	(3.6)
Net cash from (used in) financing activities	(16.6)	(27.3)	(2.2)	69.6
Change in cash and equivalents due to changes in foreign currency exchange rates	1.8	(4.7)	2.2	(42.8)
Net change in cash and equivalents	4.1	(34.2)	0.6	(98.7)
Consolidated cash and equivalents, beginning of period	97.9	363.1	101.4	427.6
Consolidated cash and equivalents, end of period	$102.0	$328.9	$102.0	$328.9

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Six months ended
July 2, 2016
Beginning cash and equivalents	$101.4

Cash used in continuing operations	(38.0)
Net proceeds from sale of dry cooling business and other	46.0
Increase in restricted cash	(1.7)
Capital expenditures	(4.3)
Net borrowings under other financing arrangements	(0.6)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(1.6)
Cash used in discontinued operations	(1.4)
Change in cash due to changes in foreign currency exchange rates	2.2
Ending cash and equivalents	$102.0

	Debt at				Debt at
	December 31, 2015	Borrowings	Repayments	Other	July 2, 2016
Domestic revolving loan facility	$—	$65.0	$(65.0)	$—	$—
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	20.0	(20.0)	—	—
Other indebtedness	23.8	8.6	(9.2)	2.5	25.7
Less: Deferred financing costs associated with the Term loan	(2.0)	—	—	0.2	(1.8)
Totals	$371.8	$93.6	$(94.2)	$2.7	$373.9

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended July 2, 2016
	HVAC	Detection & Measurement
Net Revenue Growth	3.0%	3.3%

Exclude: Foreign Currency	(1.5)%	(1.7)%

Organic Revenue Growth	4.5%	5.0%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - BASE POWER ORGANIC REVENUE
POWER SEGMENT
(Unaudited)

Three months ended July 2, 2016
Power
Net Revenue Decline	(18.4)%

Adjustment for South African projects	(0.8)%

Base Power Revenue Decline	(17.6)%

Exclude: Foreign Currency	(0.9)%

Exclude: Effects of Disposition of Dry Cooling Business	(10.2)%

Base Power Organic Revenue Decline	(6.5)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Consolidated revenue	$412.9	$459.4	$802.2	$835.7

Exclude: South African projects	19.6	26.5	40.1	40.5

Core revenue	$393.3	$432.9	$762.1	$795.2

Total segment income	$27.4	$24.8	$48.8	$35.2

Exclude: South African projects	(2.9)	(8.3)	(6.3)	(16.7)

Core segment income	$30.3	$33.1	$55.1	$51.9
as a percent of Core revenues	7.7%	7.6%	7.2%	6.5%

POWER SEGMENT:	Three months ended
	July 2, 2016	June 27, 2015
Power revenue	$230.9	$282.9

Exclude: South African projects	19.6	26.5

Base Power revenue	$211.3	$256.4

Power Segment income (loss)	$(1.8)	$1.6

Exclude: South African projects	(2.9)	(8.3)

Base Power segment income (loss)	$1.1	$9.9
as a percent of Base Power revenues	0.5%	3.9%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Operating income (loss)	$9.7	$(8.7)	$30.0	$(53.3)

Adjustments:
South African projects	2.9	8.3	6.3	16.7

Non-service pension and postretirement items	2.9	(1.0)	4.0	(1.3)

Certain corporate expenses (1)	—	19.9	—	54.8

(Gain) loss on sale of Dry Cooling	1.2	—	(16.7)	—

Non-cash impairment of intangible assets	—	—	4.0	—

Adjusted operating income	$16.7	$18.5	$27.6	$16.9
as a percent of Core revenues	4.2%	4.3%	3.6%	2.1%
______________________________
(1) Represents an estimate of the corporate costs related to the support provided to SPX Flow. These costs were eliminated in connection with the spin-off.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 2, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$27.4	$2.9	$30.3
Corporate expense	(8.2)	—	(8.2)
Pension and postretirement income (expense)	(2.8)	2.9	0.1
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net	(2.0)	—	(2.0)
Loss on sale of dry cooling business	(1.2)	1.2	—
Operating income	9.7	7.0	16.7

Other income (expense), net (1)	(0.5)	2.3	1.8
Interest expense, net	(3.6)	—	(3.6)
Equity earnings in joint ventures	0.4	—	0.4
Income from continuing operations before income taxes	6.0	9.3	15.3
Income tax provision	(2.6)	(1.9)	(4.5)
Income from continuing operations	3.4	7.4	10.8
Less: Net loss attributable to redeemable noncontrolling interest	(1.0)	0.9	(0.1)
Net income from continuing operations attributable to SPX Corporation common shareholders	4.4	6.5	10.9

Adjustment related to redeemable noncontrolling interest	(18.1)	18.1	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$(13.7)	$24.6	$10.9

Shares outstanding	41.594		41.954

Earnings (loss) per share	$(0.33)		$0.26

_____________________________
(1) Adjustment represents removal of foreign currency losses associated with the South African projects.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
July 2, 2016
Net cash from continuing operations	$22.9

Capital expenditures - continuing operations	(2.3)

Free cash flow from continuing operations	$20.6